Exhibit 99.1

BMB Munai, Inc. Fills Vacancies on Board of Directors And

Appoints Interim Chief Financial Officer

May 21, 2008 - Almaty, Kazakhstan - BMB Munai, Inc. (AMEX: KAZ) announced the appointment of two new directors to fill existing vacancies in the board of directors. Appointed was Askar Tashtitov, who is a graduate of Yale University and has been serving as the President of BMB Munai, Inc. since May of 2006. Mr. Tashtitov is slated to stand for re-election at the annual meeting of the Company tentatively scheduled for the summer of 2008.

Also appointed to the board was Jason M. Kerr. Mr. Kerr is a practicing attorney concentrating in intellectual property litigation. He holds degrees in economics and law from the University of Utah. The vacancy filled by Mr. Kerr is scheduled to be open for election at the annual meeting of shareholders in 2010.

Chairman Boris Cherdabayev stated, “The continuing growth of the Company and work load assumed by the board of directors has made it advisable to fill existing vacancies at the present time. We believe that Askar Tashtitov’s appointment will bring important insight of the daily operations of the Company to the attention of the board and its committees, as they undertake to evaluate critical strategic decisions in the coming year. Also, Jason Kerr will bring an important legal perspective to the board as pending litigation in the Company is postured for final resolution.”

Mr. Cherdabayev also announced that Sanat Kasymov has notified the Company of his intention to resign as chief financial officer following completion and filing of the Company annual report with the U.S. Securities and Exchange Commission in June 2008. Mr. Kasymov will continue to work with the Company as the director of the representative office of BMB Munai, Inc. in Kazakhstan and he intends to pursue other business interests in Almaty, Kazakhstan.

The board of directors has asked Leonard Stillman, an independent director of the Company and member of the Company’s audit committee to serve as interim chief financial officer until a permanent replacement candidate is selected. Mr. Stillman holds an MBA from the University of Utah and has many years of financial management experience. He has worked closely with the financial department of the Company in the development of many of the Company’s operational, budgeting and financial management reporting tools.

Mr. Cherdabayev said, “Sanat has made a valuable contribution to the Company during the past three years while serving as CFO. We will miss working with him on a daily basis. We wish him every success in his future endeavors.” Mr. Cherdabayev also stated that he did not expect there would be a long learning curve involved with the appointment of Mr. Stillman inasmuch as Mr. Stillman has extensive experience and has worked closely with both Irina Lee, the Company’s finance controller, and Evgeny Ler, the Company’s reporting manager, who work as the principal assistants to the chief financial officer.

BMB Munai is an independent oil and gas company engaged in the exploration and test production of crude oil and natural gas in Western Kazakhstan. The Company maintains administrative offices in Salt Lake City, Utah and Almaty, Kazakhstan.

Contacts:

In the US: Adam R. Cook, Corporate Secretary

(801) 355-2227, E-mail: USoffice@bmbmunai.com

In Kazakhstan: Daniyar Uteulin, Vice President for Investor Relations

+7 (3272) 375-125, E-mail: KZoffice@bmbmunai.com

The information contained in this release includes forward -looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. Certain statements contained herein constitute forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward -looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied. Forward -looking statements involve risks and uncertainties, including but not limited to, risks described in the Company's periodic reports on file with the Securities and Exchange Commission.